SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WARNER CHILCOTT LIMITED1

(Exact Name of Registrant as Specified in Its Charter)

BERMUDA	98-0496358
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM12 Bermuda
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134893

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common shares, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

[1]	Effective September 7, 2006, the name of Warner Chilcott Holdings Company, Limited was changed to Warner Chilcott Limited.

Item 1: Description of Registrant’s Securities to be Registered

Information with respect to the Registrant’s Class A common shares, par value $0.01 per share is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-134893), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on June 9, 2006 and amended on July 24, 2006, August 18, 2006, September 5, 2006 and September 15, 2006 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Warner Chilcott Limited

By:	/s/ Anthony D. Bruno
Name:	Anthony D. Bruno
Title:	Executive Vice President

Date: September 21, 2006

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